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                                                                   EXHIBIT 4.1

LookSmart, Ltd.
transferable on the books of the Corporation by the holder hereof in person or by duly authorized attorney upon surrender of this certificate properly endorsed. This certificate is not valid until countersigned by the Transfer Agent and registered by the Registrar.

WITNESS the facsimile seal of the Corporation and the facsimile signatures of its duly authorized officers.

LSL

THIS CERTIFICATE IS TRANSFERABLE IN
NEW YORK, NY OR RIDGEFIELD PARK, NJ

INCORPORATED UNDER THE LAWS OF THE STATE OF DELAWARE

SEE REVERSE FOR CERTAIN DEFINITIONS
CUSIP 543442 10 7

This certifies that       is the record holder of

FULLY PAID AND NONASSESSABLE SHARES OF COMMON STOCK, $0.001 PAR VALUE, OF

TREASURER          CHAIRMAN AND CHIEF EXECUTIVE OFFICER

COUNTERSIGNED and registered:
CHASEMELLON SHAREHOLDER SERVICES, L.L.C.
TRANSFER AGENT and registrar

BY

AUTHORIZED SIGNATURE
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LookSmart, Ltd.

The Corporation will furnish to any stockholder, upon request and without charge, a statement of the powers, designations, preferences, and relative participating, optional or other special rights of each class of stock or series thereof and the qualifications, limitations or restrictions of such preferences and/or rights,